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                                                                EXHIBIT 10(o)(2)

                                 First Amendment
                                     to the
                        AEP System Survivor Benefit plan
               as amended and restated effective January 31, 2000


     This First Amendment is made to the AEP System Survivor Benefit Plan, as amended (the "Plan"), by American Electric Power Service Corporation, a New York corporation, on behalf of itself and any affiliate or subsidiary participating in the Plan (collectively, the "Employer").

                                    Recitals

     A.  The Plan was  adopted  effective  January  27,  1998 and most  recently amended and restated effective January 31, 2000, on January 30, 2000. Eligibility for the Plan has generally been made available to all employees of the Employer who are in or enter salary grade 30 or higher and such other employees of the Employer who are approved for participation by the Chief Executive Officer of the Employer.

     B. Section 9.1 of the Plan permits the Employer to amend the Plan from time to time as may be necessary for administrative purposes and legal compliance, provided that no amendment reduces the amount of benefit payable with respect to a Participant who is eligible to retire or who has retired. Section 9.2 of the Plan permits the Employer to terminate the Plan in whole or in part at any time in the Employer's sole discretion.

     C. On or about July 31, 2002, the Employer determined to discontinue offering the Plan to any additional Employees hired on or after August 1, 2002, such that such additional Employees hired into salary grades 30 through 38 (other than such Employees hired or promoted to salary grade 38 or higher with an officer title of SVP or higher with American Electric Power Service Corporation) shall instead become eligible to participate in the group term coverage offered under the American Electric Power System Group Life & AD&D Insurance Plan.

                                    Amendment

Section 3.1 of the Plan is hereby amended in its entirety to read as follows:

     3.1 Eligibility

          All employees of the Employer who, within the period January 27, 1997 through July 31, 2002, were either (a) in management salary grade 30 or higher or (b) approved for participation by the Chief Executive Officer of the Employer, and who are currently enrolled in the plan, shall be eligible to participate. No additional employees of the Employer shall become eligible to participate after July 31, 2002.

The Employer has caused this amendment to be signed by its duly authorized officer this 11th day of November, 2002.



                               American Electric Power Service Corporation


                               By    /s/ Armando A. Pena
                               Armando A. Pena
                               Title: Senior Vice President-Finance, Treasurer and Chief Financial Officer